UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2008

ClearPoint Business Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51200	98-0434371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Manor Drive, Suite 110, Chalfont, PA	18914
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 997-7710

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2008, ClearPoint Business Resources, Inc. (“ClearPoint”) appointed John G. Phillips as the Chief Financial Officer and Treasurer of ClearPoint. Mr. Phillips oversees all finance and administrative functions of ClearPoint. In connection with this appointment, on May 28, 2008, Mr. Chung and Mr. Braun delegated their duties and responsibilities of the Interim Vice President, Administration and Chief Financial Officer, respectively, to Mr. Phillips and continue to serve in transitional roles at ClearPoint.

Mr. Phillips, 48, has served as a chief financial officer or controller of various companies since 1993. Prior to Mr. Phillips’ appointment as ClearPoint’s Chief Financial Officer, Mr. Phillips worked as the Chief Financial Officer of MSL Sports & Entertainment, LLC, a sports media company, since July 2007. Mr. Phillips served as the Chief Financial Officer of Zoologic, Inc., a software company, from December 2004 through December 2006, and as the Chief Financial Officer of Direct Data Corporation, a hardware and software company, from January 2002 through August 2004. From October 2000 until December 2001, Mr. Phillips served as the Chief Financial Officer of eSchoolMall Corporation, a company with a business model similar to that of ClearPoint that developed and supplied e-procurement proprietary software specifically targeted toward the K-12 education market.

Information regarding any material plan, contract or arrangement to be entered into between ClearPoint and Mr. Phillips in connection with his appointment or any grant or award to Mr. Phillips under any such plan, contract or arrangement is not finalized at this time. An amended Current Report on Form 8-K will be filed with the Securities and Exchange Commission when such information becomes available.

Item 8.01. Other Events.

ClearPoint has previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 28, 2008, that it is in default under the credit agreement, dated as of February 23, 2007, as amended (the “Credit Agreement”), with Manufacturers and Traders Trust Company (“M&T”) and the several banks and other financial institutions from time to time parties thereto. As a consequence of the default, M&T declared all ClearPoint’s outstanding obligations under the Credit Agreement to be immediately due and payable and terminated the lenders’ obligation to make any additional loans or issue additional letters of credit to ClearPoint. ClearPoint is in the process of negotiating a financing arrangement with a potential lender. However, there is no assurance that ClearPoint’s capital raising efforts will be able to attract the additional capital or other funds it needs to sustain its operations.

Due to ClearPoint’s financial position and results of operations, on May 30, 2008, ClearPoint scaled back various aspects of its operations. If ClearPoint is unable to obtain additional funding, or such funding is not available on acceptable terms, this will materially adversely impact ClearPoint’s ability to continue operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2008

CLEARPOINT BUSINESS RESOURCES, INC.

By:	/s/ Michael Traina
Name:	Michael Traina
Title:	Chief Executive Officer